SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                  June 4, 1996



            ONE UP CORPORATION (FORMERLY NEW YORK ACQUISITIONS, INC.
             (Exact name of registrant as specified in this Charter)



FLORIDA                                33-28809            65-0125664
(State or other jurisdiction          Commission        (IRS Employer
of incorporation)                     File Number     Identification No.)



                 5 CAMPUS CIRCLE, SUITE 100, WESTLAKE, TX 76262
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (817)962-9500



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ITEM 1. Changes in control of registrant.

         Not applicable

ITEM 2. Acquisition or disposition of assets.

         Not applicable

ITEM 3. Bankruptcy or receivership.

         Not applicable.

ITEM 4. Changes in registrant's certifying accountant

         Prior to February 29, 1996, the registrant headquartered its operations from the state of Florida. On February 29, 1996, the Company acquired Texas-based One Up Corporation and all of the registrant's activities were relocated to the Dallas, Texas headquarters of the acquired corporation. As the former certifying accountant is located in Florida and the Company is headquartered in Dallas, Texas, the decision to change certifying accountants was made as a matter of geographic convenience. Therefore, on June 4, 1996, the Registrant engaged King-Burns & Company, P.C. as its independent accountant and accepted the resignation of its former accountant. As it relates to the resignation of the former accountant:

         (i)    The former accountant Mr. Angel Lana resigned effective June 4,
                1996;

         (ii) The former accountant's reports on the financial statements for either the past two years did not contain an adverse opinion or a disclaimer of opinion nor were any such reports qualified or modified as to uncertainty, audit scope or accounting principles;

         (iii) The decision to change accountants was approved by the Board of Directors;

         (iv) During the past two most recent fiscal years and the subsequent interim period up to the date of the change of accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreement if not resolved to the satisfaction of the former accountant would have caused it to make reference to the matter of disagreement in its report.

ITEM 5. Other events.

         Not applicable.

ITEM 6. Resignation of registrant's directors.

         Not applicable.

ITEM 7. Financial Statement and Exhibits.

        Attached hereto as Exhibits to this form 8-K are:

         (a) Angel E. Lana, C.P.A. June 24, 1996 letter of consent for use with this Form 8-K/A.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            One Up Corporation
                                            (Registrant)







                                    by:  /s/   WAYNE SANDERSON
                                       -------------------------------
                                               Wayne Sanderson,
                                               Acting Chief Financial Officer


Date: June 27, 1996